Exhibit 99.4
CONSENT OF HOULIHAN LOKEY HOWARD & ZUKIN CAPITAL, INC.
December 23, 2008
Board of Directors
Innotrac Corporation
6655 Sugarloaf Parkway
Duluth, GA 30097

Re:	Amendment No. 1 to Registration Statement on Form S-4 of GSI Commerce, Inc. (File No. 333-155045), dated December 23, 2008
Dear Members of the Board of Directors:
     Reference is made to our opinion letter (“opinion”), dated October 5, 2008.
     Our opinion was provided for the information and assistance of the Board of Directors of Innotrac Corporation (the “Company”) in connection with its consideration of the transaction contemplated therein and may not be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except, in each instance, in accordance with our prior written consent. We understand that the Company has determined to include our opinion in the above-referenced Registration Statement (the “Registration Statement”).
     In that regard, we hereby consent to the reference to our opinion in the above-referenced Registration Statement on Form S-4 under the captions “SUMMARY – The Merger,” “SUMMARY – Reasons for the Merger,” “THE MERGER – Background of the Merger,” “THE MERGER – Innotrac’s Reasons for the Merger; Recommendation of Innotrac Board,” “THE MERGER – Opinion of Innotrac’s Financial Advisor,” and to the inclusion of our opinion in the Proxy Statement/Prospectus included in the Registration Statement, appearing as Annex C to such Proxy Statement/Prospectus. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned version of the Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except, in each instance, in accordance with our prior written consent.
     In giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
Very truly yours,
/s/ Houlihan Lokey Howard & Zukin Capital, Inc.
HOULIHAN LOKEY HOWARD & ZUKIN CAPITAL, INC.